As filed with the Securities and Exchange Commission on January 31, 2000
                                                          Registration No.

                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549

                                    FORM S-3
                             REGISTRATION STATEMENT
                                      Under
                           The Securities Act of 1933

                             E-TEK DYNAMICS, INC.
            (Exact name of Registrant as specified in its charter)

         Delaware                    3674                   59-2337308
     ----------------         -----------------       --------------------
     (State or other          (Primary Standard          (I.R.S. Employer
     jurisdiction of              Industrial          Identification Number)
     incorporation or        Classification Code
      organization)                Number)
                                1865 Lundy Avenue
                           San Jose, California 95131
                                 (408) 546-5000

    (Address, including zip code, and telephone number, including area code, of Registrant's principal executive offices)

                             Michael J. Fitzpatrick
                             Chairman, President and
                             Chief Executive Officer
                              E-TEK Dynamics, Inc.
                                1865 Lundy Avenue
                               San Jose, CA 95131
                                 (408) 546-5000


   (Name, address, including zip code, and telephone number, including area code, of agent for service)
                                   Copies to:

             William N. Gerson               Aaron J. Alter
             Matthew J. Lucero            N. Anthony Jeffries
           E-TEK Dynamics, Inc.        Wilson Sonsini Goodrich &
             1865 Lundy Avenue                   Rosati
            San Jose, CA 95131          Professional Corporation
              (408) 546-5000               650 Page Mill Road
                                         Palo Alto, California
                                               94304-1050
                                             (650) 493-9300

   Approximate date of commencement of proposed sale to the public: As soon as practicable after the effective date of this Registration Statement.
   If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, please check the following box. |X|
   If this form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. |_|
   If the only securities being delivered pursuant to this Form are being offered pursuant to dividend or interest reinvestment plans, please check the following box. |_|
   If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. |_|
   If delivery of the prospectus is expected to be made pursuant to Rule 434, please check the following box. |_|


                         CALCULATION OF REGISTRATION FEE
===============================================================================

  Title of Each Class        Amount       Proposed     Proposed     Amount of
    of Securities to         to be        Maximum       Maximum    Registration
     be Registered         Registered     Offering     Aggregate       Fee
                                           Price       Offering
                                         Per Share     Price (1)
                                            (1)
-------------------------------------------------------------------------------

Common Stock, no par        400,062       $181.75    $72,711,268.50  $19,196
value
===============================================================================

(1)Estimated solely for the purpose of computing the amount of the registration fee based on the average of the high and low prices for the Common Stock as reported on the Nasdaq Stock Market on January 28, 2000, in accordance with Rule 457(c) under the Securities Act of 1933, as amended.


The Registrant hereby amends this Registration Statement on such date or dates as may be necessary to delay its effective date until the Registrant shall file a further amendment that specifically states that this Registration Statement shall thereafter become effective in accordance with Section 8(a) of the Securities Act of 1933, as amended, or until the Registration Statement shall become effective on such date as the SEC, acting pursuant to said Section 8(a), may determine.

The information in this preliminary prospectus is not complete and may be changed. We may not sell these securities until the registration statement filed with the Securities and Exchange Commission is effective. This preliminary prospectus is not an offer to sell these securities and it is not soliciting an offer to buy these securities in any jurisdiction where the offer of sale is not permitted.

                SUBJECT TO COMPLETION, DATED JANUARY 31, 2000

                                   PROSPECTUS

                                 400,062 SHARES

                                 E-TEK DYNAMICS

                                  COMMON STOCK

      The 400,062 shares of our common stock offered by this Prospectus will be purchased by certain of our stockholders in exchange for exchangeable shares of Lundy Technology Corporation, a subsidiary of ours. We have agreed to bear the expenses of registration of the shares in this Prospectus.

      Our common  stock is traded on The Nasdaq  Stock  Market  under the symbol
"ETEK." On January 28, 2000, the last sale price for our common stock as reported on The Nasdaq Stock Market was $179 7/8 per share.



      See "Risk Factors" on page 3 for a discussion of factors that should be considered by prospective purchasers of the shares offered by this prospectus.



      Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or passed upon the adequacy or accuracy of this prospectus. Any representation to the contrary is a criminal offense.


              The date of this prospectus is ____________, 2000

           WHERE YOU CAN FIND MORE INFORMATION ABOUT E-TEK DYNAMICS

      We file annual, quarterly and special reports, proxy statements and other information with the SEC. You may read and copy any documents we file at the SEC's public reference room at 450 Fifth Street, N.W., Washington, D.C. 20549. Please call the SEC at 1-800-SEC-0330 for further information on the public reference room. Our SEC filings are also available to the public from the SEC's Website at "http://www.sec.gov."

      The SEC allows us to "incorporate by reference" the information we file with them, which means that we can disclose important information to you by referring you to those documents. The information incorporated by reference is considered to be part of this prospectus, and information that we file later with the SEC will automatically update and supersede this information. We incorporate by reference the documents listed below and any future filings we will make with the SEC under Sections 13(a), 13(c), 14 or 15(d) of the Securities and Exchange Act of 1934:
o Current report on Form 8-K filed with the SEC on January 19, 2000; o Quarterly Report on Form 10-Q for the fiscal quarter ended October 2,
        1999;
o Current report on Form 8-K filed with the SEC on September 1, 1999; o Annual Report on Form 10-K for the fiscal year ended June 30, 1999; and, o The description of our common stock contained in the Registration
        Statement on form 8-A filed with the SEC on November 24, 1998.

      You may request a copy of these filings, at no cost, by writing or telephoning our Investor Relations manager, at the following address:

                          E-TEK Dynamics, Inc.
                          1865 Lundy Avenue
                          San Jose, California 95131
                          (408) 546-5000

      This prospectus is part of a registration statement we filed with the SEC. You should rely only on the information or representations provided in this prospectus. We have authorized no one to provide you with different information. We are not making an offer of these securities in any state where the offer is not permitted. You should not assume that the information in this prospectus is accurate as of any date other than the cover of this prospectus.

                                  RISK FACTORS

You should carefully consider these risk factors in addition to the other information in this Report. You should also consider the risk factors set forth in other documents filed with the SEC, including the Form 10-Q for the period ended January 1, 2000, the Annual Report on Form 10-K for the fiscal year ended June 30, 1999, and the Registration Statement on Form S-1 dated August 11, 1999. Any of these factors could have a material adverse impact on our business, financial condition and results of operations.

Our  proposed   merger  with  JDS  Uniphase   Corporation   involves  risks  and
uncertainties, and requires stockholder and regulatory approval

On January 17, 2000, we announced the signing of an agreement with JDS Uniphase Corporation under which JDS Uniphase proposes to acquire E-TEK shares in a merger transaction. If this transaction closes, our stockholders will receive
1.1 shares of JDS Uniphase common stock for each share of E-TEK common stock they own, and we will become a wholly-owned subsidiary of JDS Uniphase. Completion of this proposed transaction is subject to the approval of our stockholders, as well as customary closing conditions and regulatory approvals. On January 19, 2000, we filed with the SEC a press release announcing the transaction and the merger agreement as exhibits to our Form 8-K. Those documents contain the specific terms and conditions of the transaction. There are no assurances that this proposed merger will occur, or that the performance of the combined company will be favorable to our stockholders, or that the pendency of the proposed merger will not have an adverse effect on us in the interim.

The success of the merger between E-TEK and JDS Uniphase may require, among other things, integration or coordination of different operational and management teams, as well as different business processes and infrastructures. Successful integration of the two companies will depend on a variety of factors, including the hiring and retention of key employees, management of geographically separate facilities, and the integration or coordination of different research and development and product manufacturing facilities. The diversion of management resources necessary to successfully complete this integration or coordination may temporarily adversely impact business operations.

It is not certain that JDS Uniphase and E-TEK can be successfully integrated in a timely manner or at all or that any of the anticipated benefits of the merger will be realized. Failure to do so could materially harm the business and operating results of the combined company. Also, neither JDS Uniphase nor E-TEK can assure you that the growth rate of the combined company will equal the historical growth rate experienced by JDS Uniphase and E-TEK.

Customer and employee uncertainty related to the merger could harm E-TEK

Our customers may, in response to the announcement of the merger, delay or defer purchasing decisions. Any delay or deferral in purchasing decisions by our customers could seriously harm the business of the combined company. In addition, existing and future strategic alliances that may be beneficial to our success may be adversely affected as a result of E-TEK becoming a wholly owned subsidiary of JDS Uniphase. Similarly, our employees may experience uncertainty about their future role with the combined company until or after specific integration plans are announced or executed. This may adversely affect our ability to attract and retain key management, marketing and technical personnel.

If a major customer delays, reduces or defers purchases, our revenues will decline.

We have depended on a small number of large customers for a substantial portion of our sales, and we expect this to continue for the foreseeable future. In the second quarter of fiscal 2000, our three largest customers and their related entities accounted for 56% of our revenues. Industry consolidation may reduce the number of potential customers and increase our dependence on a small number of customers.

Further, we do not have long-term contracts with many customers, and our existing contracts do not obligate our customers to buy material amounts of our products. In addition, we have recently signed contracts that require us to hold safety stock, which results in our holding inventory and not recognizing revenues until shipment. Therefore, sales in a particular period are difficult to predict and we may experience unforeseen decreases in purchases, cancellations of purchase orders or deferrals of purchases.

If sales of our wavelength division multiplexing products decline, our revenues will be materially reduced.

Sales of wavelength division multiplexing components, modules and subsystems accounted for over 50% of our revenues in the second quarter of fiscal 2000, and are expected to account for more than 50% of our total revenues in fiscal 2000. If sales of this product line decline, our overall revenues will be lower, which could result in operating losses. We may not be successful in taking steps to mitigate the risks associated with reduced demand for our existing products.

If we cannot obtain an adequate supply of thin film filters or other raw materials or equipment, our product revenues may decline.

Thin film filters are a key raw material for WDMs and are difficult to produce. We have previously experienced and continue to experience shortages of these filters, which has limited our ability to ship product and generate revenues.

Also, we depend on a limited number of suppliers for other key materials and equipment, some of which are sole sources. Delivery delays, quality problems and price increases could hurt our ability to supply our customers with products in a timely manner, which can cause our shipments and revenues to decline.

The increase in the number of WDM wavelengths, narrower spacing requirements and greater integration increases product complexity, which may adversely affect our yields and revenues.

The increased need for bandwidth is being satisfied by using more wavelengths with narrower spacing between each wavelength. Both of these trends (more wavelengths and tighter spacing) increase the complexity and variety of filters needed and the risk of lower yields. In addition, the trend towards increased integration from devices to modules, and to subsystems means that any missing wavelengths can delay shipment of the whole module or subsystem, which would have an adverse impact on our revenues. Furthermore, building more integrated products is more difficult, and could impact our ability to build and ship products and generate revenues. Other technologies that offer narrower wavelength spacing, such as Array Wave Guide or Fiber Bragg Gratings, have been introduced to the market as an alternative to thin film filter WDMs. Acceptance of these products could aversely impact our revenues.

We may not be able to reduce our manufacturing costs sufficiently or plan our manufacturing expansion accurately.

We expect the price of our existing products to decline due to various factors, such as increased competition, including from companies with lower labor and production costs; a limited number of potential customers with significant bargaining leverage; introduction of new products by competitors; and greater economies of scale for higher volume manufacturers. To maintain our existing revenues, we must increase our unit volumes and our manufacturing capacity. Adding capacity increases our fixed costs and the levels of unit shipments we must achieve to maintain gross margins. As a result, if we are unable to increase our revenues or continuously reduce our manufacturing costs, our gross margins may decline and we could incur losses.

We are increasing our manufacturing capacity at our existing facilities in San Jose, California as well as pursuing the expansion of overseas manufacturing in Taiwan and China. Developing overseas manufacturing capabilities involves significant risks which could materially adversely affect our gross margins and revenues, including:

      Our inability to qualify a new manufacturing line for all of our customers;

      unanticipated cost increases;

      unavailability or late delivery of equipment;

      unforeseen environmental or engineering problems;

      personnel recruitment delays; and

      political instability.

Expanding our manufacturing capacity requires substantial time to build out and equip facilities and train personnel. If we receive orders substantially in excess of our planned capacity, we might not be able to fulfill them quickly enough to meet customer requirements. Our inability to deliver products timely could enable competitors to win business from our customers.

We may not be able to effectively increase production and maintain acceptable manufacturing yields, resulting in delay of product shipments and impairment of our gross margins.

Manufacturing our products is highly complex and labor intensive. As we rapidly increase production and hire more people, our manufacturing yield, which is the percentage of our products which meet customer specifications, could decline, resulting in product shipment delays, possible lost revenue opportunities, higher customer returns, and impaired gross margins. Some of our manufacturing lines have experienced lower than expected yields, which could continue in the future. Rapid increases in production levels to meet unanticipated demand may also result in higher overtime costs and other expenses.

Our stock price could fluctuate significantly due to our pending merger with JDS Uniphase, and to the unpredictability of our quarterly results.

Since the announcement on January 17, 2000 of our agreement to merge with JDS Uniphase, our stock price has fluctuated significantly. Our stock price may be affected by fluctuations in the price of JDS Uniphase shares and a higher level of speculative trading while the merger is pending approval.

Also, our revenues and operating results have fluctuated significantly from quarter-to-quarter in the past and may fluctuate significantly in the future as a result of several factors, some of which are outside of our control. These factors include:

      the size and timing of customer orders;

      our ability to manufacture and ship our products on a timely basis;

      our ability to obtain sufficient supplies to meet our product manufacturing needs;

      our ability to meet customer product specifications and qualifications;

      long and unpredictable sales cycles of up to a year or more;

      our ability to sustain high levels of quality across all product lines;

      changes in our product mix;

      customer cancellations or delivery deferrals;

      seasonality of customer demand; and

      difficulties in collecting accounts receivable.

Due to these factors, results are difficult to predict and you should not rely on quarter-to-quarter comparisons of our results of operations as an indication of our future performance. It is possible that, in future periods, our results of operations may be below the expectations of public market analysts and investors.

If we do not achieve our planned revenues, we could incur operating losses because our expenses are fixed in the short term.

We make manufacturing and related capital expenditures in anticipation of a level of customer orders that may vary over multiple quarters. Our expenditures are largely based on anticipated future sales and a significant portion of our expenses is fixed in the short term. If anticipated levels of customer orders are not received, we may not be able to reduce our expenses quickly enough to prevent a decline in our gross margins and operating income.

The fiber-optic component market is highly competitive, and we could lose sales to our competitors and our customers.

Many of our competitors have greater financial and other resources than us and they may be able to more quickly:

      respond to new technologies or technical standards;

      react to changing customer requirements and expectations;

      manufacture, market and sell current products;

      develop new products or technologies; and

      deliver competitive products at lower prices.

As a result of these factors, our customers could decide to purchase products from our competitors and reduce their purchases from us.

In addition, our competitors and our customers may acquire our suppliers and potential suppliers. Our customers may also develop their own internal sources of supply in competition with us. For example, Corning, one of our customers, has announced an expansion of its ability to produce thin film optical filters by a factor of ten, as well as the acquisition of Oak Industries, a maker of components used in WDM systems. Lucent Technologies, a customer of ours, has announced an investment in privately-held Horizon Photonics, Inc., a provider of automated manufacturing of passive optical components. Lucent has also commented publicly that it sells a large portion of its components on the merchant market in addition to supplying its own needs. Cisco Systems, an emerging player in WDM systems, has announced the acquisition of Pirelli Optical Systems and a strategic investment of $100 million in Pirelli's optical components and submarine optical transmission system businesses. In addition, Nortel Networks, one of our customers, has announced a $400 million investment in its optical networking and components business including a new facility for the fabrication of optical components.

If our new product introductions are delayed, or if our new products have defects, our revenues would be harmed and our costs could increase.

If we do not introduce new products in a timely manner, we will not obtain incremental revenues from these products or be able to replace more mature products with declining revenues or gross margins. Customers could decide to purchase components from our competitors, resulting in lost revenue over a longer term. We could also incur unanticipated costs if new product introductions are delayed or we need to fix defective new products.

Acquisitions and investments may adversely affect our business.

Our strategy includes the acquisition and integration of additional companies' products, technologies and personnel. We have limited experience in acquiring outside businesses. Acquisition of businesses requires substantial time and attention of management personnel and may also require additional equity or debt financings.

Integration of newly established or acquired businesses can be disruptive. There is no assurance that we will identify appropriate targets, will acquire such businesses on favorable terms, will obtain JDS Uniphase's consent for any proposed acquisitions, or will be able to integrate such organizations into our business successfully.

Financial consequences of our acquisitions and investments may include potentially dilutive issuances of equity securities; large one-time write-offs; reduced cash balances and related interest income; higher fixed expenses which require a higher level of revenues to maintain gross margins; the incurrence of debt and contingent liabilities; and amortization expenses related to goodwill and other intangible assets.

If a key sales representative or distributor stopped selling or reduced sales of our products, our revenues would suffer.

We sell substantially all of our products through a network of independent sales representatives and distributors, the majority of whom have exclusive rights to sell our products in certain territories. Our sales representatives and distributors could decide to reduce or stop selling our products.

We may not be able to recruit and retain the personnel we need to succeed.

If we cannot hire and retain technical personnel with advanced skills and experience in the specialized field of fiber optics, our product development programs may be delayed and our customer support efforts may be less effective. If we are unable to hire the necessary managerial, sales and marketing personnel, we may not be able to grow our revenues.

Our international sales could be delayed or could have additional costs which would lower their contribution to our gross profit.

We generate a significant portion of our revenues from sales to companies located outside the United States, principally in Europe. As a result, a significant portion of our sales faces risks inherent in international operations, including:

      government controls, which can delay sales or increase our costs;

      export licensing requirements and restrictions, which can delay or prevent sales;

      tariffs and other trade barriers, which can increase our costs and make our products uncompetitive; and

      greater difficulty in accounts receivable collection and longer collection periods, which can increase our need for working capital.

Currently, the majority of our international sales are U.S. dollar denominated. As a result, our customers' orders could fluctuate significantly based upon changes in our customers' currency exchange rates in relation to the U.S. dollar. A large increase in the value of the U.S. dollar could make our products more expensive to our foreign customers, resulting in cancelled or delayed orders and decreased revenues.

Our international operations expose us to additional costs, some of which we cannot predict.

Our recent expansion of our operations into other countries, such as Canada, Taiwan and China, has increased the legal, tax and other business complexities that we must comply with. If we cannot comply with local regulations, we could incur unexpected costs and potential litigation. Our international operations could cause our average tax rate to increase. We could also incur expenses due to the exchange rate risk because many expenses relating to our international operations are denominated in foreign currencies, while our revenues are in U.S. dollars.

If  we  cannot  protect  or  enforce  our  intellectual   property  rights,  our
competitive position may be impaired.

Third parties may attempt to use our confidential information and proprietary technologies without authorization. Policing unauthorized use is expensive and difficult. We cannot be sure that will be able to prevent misappropriation or infringement of our intellectual property.

Intellectual property claims against us could cause our business to suffer.

In the past, we have received notifications alleging that we are infringing the intellectual property rights of third parties, and we may in the future face claims that our products infringe the rights of another. Whether or not these claims are successful, we would likely incur significant costs and diversion of our resources defending these claims.

We could incur costs and experience disruptions complying with environmental regulations.

We handle small amounts of hazardous materials as part of our manufacturing activities. We may be required to incur environmental remediation costs to comply with current or future environmental laws.

Our operations could be disrupted by natural disasters.

Our facilities are susceptible to damage from earthquakes as well as from fire, floods, loss of power or water supply, telecommunications failures and similar events. Any of these events could significantly disrupt our operations.

Year 2000 Compliance

We have not had any disruption to our computer programs or business as a result of year 2000 compliance. However, if our customers or suppliers encounter any year 2000 problems, our business could be disrupted as well.

                                 E-TEK DYNAMICS

      We design, manufacture and sell high quality fiber optic components and modules for optical networks. Optical networks are being deployed by telecommunications service providers like AT&T and MCI WorldCom to address the demand for applications such as Internet access, e-mail, and electronic commerce that require high capacity, high speed data transmission. Our products are designed into optical systems built for these service providers' networks by telecommunications equipment manufacturers. Our products guide, route or amplify the light signals which transmit data within the network and include:

o narrowband wavelength division multiplexers, commonly referred to as WDMs, which allow multiple communication signals to be carried on one fiber optic connection;

o wideband wavelength division multiplexers, which are used in optical amplifiers to differentiate signals or enhance performance;

o isolators, which act as one-way valves for optical signals, preventing the light from traveling in the wrong direction;

o     couplers, which are used to combine or split optical signals; and

o micro-optic integrated components, which combine two or more of the above optical component functions into a single package.

      Our  products  are  deployed in  land-based  and  undersea  long  distance networks, as well as in cable and metropolitan area networks. Our customers include many of the leading telecommunications equipment manufacturers, including Alcatel, CIENA, Corning, Fujitsu, Lucent, Nortel and Pirelli.

      On January 17, 2000, we announced the signing of an Agreement and Plan of Reorganization and Merger between E-TEK Dynamics, Inc. and JDS Uniphase Corporation. Upon completion of this transaction, our stockholders will receive
1.1 shares of JDS Uniphase common stock for each share of E-TEK common stock they own, and we will become a wholly-owned subsidiary of JDS Uniphase. Completion of the transaction is subject to the approval of our stockholders, as well as customary closing conditions and regulatory approvals. Accordingly there can be no assurance that the transaction will be completed. On January 19, 2000, we filed the press release announcing the transaction and the merger agreement as exhibits to Form 8-K. Those documents contain the specific terms and conditions of the transaction. More information about JDS Uniphase is available in their reports to the Securities and Exchange Commission, which are on the Internet at www.sec.gov. Those reports include a Form 8-K filed January 18, 2000 by JDS Uniphase, with unaudited pro forma condensed combined consolidated financial statements showing E-TEK and JDS Uniphase on a combined pro forma basis for certain periods.

                                 USE OF PROCEEDS

      Because the shares of our common stock offered hereunder will be issued upon exchange of the exchangeable shares of our subsidiary, Lundy Technology Corporation, none of which will be held by us, we will receive no proceeds upon the sale of such common stock.



                              PLAN OF DISTRIBUTION

      In connection with our acquisition of all of the outstanding capital stock of ElectroPhotonics Solutions Corporation, Lundy Technology Corporation, our
subsidiary, issued 400,062 exchangeable shares of its capital stock. The exchangeable shares of Lundy Technology Corporation may be exchanged on a one-for-one basis for shares of our common stock, which shares are being registered by this prospectus. We have agreed to bear the expense of registration of the shares in this prospectus.



                                  LEGAL MATTERS

      Certain legal matters relating to validity of the shares of common stock offered pursuant to this prospectus will be passed upon for E-TEK Dynamics by Wilson Sonsini Goodrich & Rosati, Professional Corporation, Palo Alto, California.



                                     EXPERTS

      The consolidated financial statements incorporated in this prospectus by reference to E-TEK Dynamics' Annual Report on Form 10-K for the year ended June 30, 1999 have been so incorporated in reliance on the report of PricewaterhouseCoopers LLP, independent accountants, given on the authority of said firm as experts in auditing and accounting.

===============================                 ================================



















                                            E-TEK DYNAMICS, INC.



        TABLE OF CONTENTS                         Common Stock



                           Page
Where you can Find More
Information About
E-TEK Dynamics................2
Risk Factors..................3                   PROSPECTUS
E-TEK Dynamics...............10
Use of Proceeds..............11
Plan of Distribution.........11
Legal Matters................11
Experts......................11


                                             __________________, 2000







===============================                ================================

                                     PART II

                    INFORMATION NOT REQUIRED IN PROSPECTUS

Item 14.  Other Expenses of Issuance and Distribution

      The following table sets forth the costs and expenses, other than underwriting discounts and commissions, payable in connection with the sale of common stock being registered. All amounts are estimates except the Securities and Exchange Commission registration fee and The Nasdaq Stock Market Listing Fee.

Securities and Exchange Commission Registration Fee........    $19,196
The Nasdaq National Market Listing Fee.......................   $8,001
Legal Fees and Expenses....................................     $5,000
Accounting Fees and Expenses...............................     $5,000
Miscellaneous..............................................     $2,803
      Total................................................    $40,000

Item 15.  Indemnification of Directors and Officers

      As permitted by Section 145 of the Delaware General Corporation Law (the "DGCL"), the Registrant's Certificate of Incorporation provides that each person who is or was or who had agreed to become a director or officer of the Registrant or who had agreed at the request of the Registrant's Board of Directors or an officer of the Registrant to serve as an employee or agent of the Registrant or as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise, shall be indemnified by the Registrant to the full extent permitted by the DGCL or any other applicable laws. Such Certificate of Incorporation also provides that the Registrant may enter into one or more agreements with any person which provides for indemnification greater or different than that provided in such Certificate, and that no amendment or repeal of such Certificate shall apply to or have any effect on the right to indemnification permitted or authorized thereunder for or with respect to claims asserted before or after such amendment or repeal arising from acts or omissions occurring in whole or in part before the effective date of such amendment or repeal.

      The Registrant's Bylaws provide that the Registrant shall indemnify to the full extent authorized by law any person made or threatened to be made a party to an action or a proceeding, whether criminal, civil, administrative or investigative, by reason of the fact that he, his testator or intestate was or is a director, officer or employee of the Registrant or any predecessor of the Registrant or serves or served any other enterprise as a director, officer or employee at the request of the Registrant or any predecessor of the Registrant.

      The Registrant has entered into an indemnification agreement with each of its directors and certain of its officers.

      The Registrant intends to purchase and maintain insurance on behalf of any person who is a director or officer against any loss arising from any claim asserted against him and incurred by him in any such capacity, subject to certain exclusions.

Item 16.  Exhibits and Financial Statement Schedules

      (a)  Exhibits

      5.1  Opinion  of  Wilson   Sonsini   Goodrich  &  Rosati,   Professional
           Corporation.
     10.1* Share Purchase Agreement, dated as of May 26, 1999, among the
           Registrant, Shemiran Holdings Inc., A. Tino Alavie, Robert Maashant, Lundy Technology Co. and ElectroPhotonics Corporation.
     10.2* Registration Rights Agreement, dated as of June 22, 1999, by and between the Registrant and the shareholders of E-TEK.
     23.1  Consent of Independent Accountants.
     23.2  Consent  of  Wilson   Sonsini   Goodrich  &  Rosati,   Professional
           Corporation (included in Exhibit 5.1).
     24.1  Power of Attorney.

           *  Incorporated  by  reference  to  the   Registrant's   Registration
           Statement on Form S-1 (No. 333-83857) as filed with the Commission on July 30, 1999.


      (b) Financial Statement Schedules. Schedules not listed above have been omitted because they are not applicable or are not required or the information required to be set forth therein is included in the consolidated financial statements or notes thereto.




Item 17.  Undertakings

      (a)  The undersigned Registrant hereby undertakes:

           (1) To file, during any period in which offers or sales are being made, a post-effective amendment to this Registration Statement to include any material information with respect to the plan of distribution not previously disclosed in the Registration Statement or any material change to such information in the Registration Statement.

           (2) That, for the purpose of determining any liability under the Securities Act, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

           (3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

      (b) The undersigned Registrant hereby undertakes that, for purposes of determining any liability under the Securities Act, each filing of the Registrant's annual report pursuant to Section 13(a) or Section 15(d) of the Exchange Act that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

      (c) Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers and controlling persons of the Registrant pursuant to the items described in Item 6 of Part II of this Registration Statement, or otherwise, the Registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Registrant of expenses incurred or paid by a director, officer or controlling person of the Registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the Registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

                                   SIGNATURES

      Pursuant to the requirements of the Securities Act of 1933, the Registrant, E-TEK Dynamics, Inc., certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of San Jose, State of California, on the 31st day of January, 2000.

                                    E-TEK Dynamics, Inc.

                                    By: /s/ William N. Gerson
                                        William N. Gerson
                                        Secretary and General Counsel


                                POWER OF ATTORNEY

      KNOW ALL PERSONS BY THESE PRESENTS, that each person whose signature appears below constitutes and appoints Sanjay Subhedar and William N. Gerson and each of them, acting individually, as his attorney-in-fact, with full power of substitution, for him and in any and all capacities, to sign any and all amendments to this Registration Statement (including post-effective amendments) and to file the same, with all exhibits thereto and other documents in connection therewith, with the Securities and Exchange Commission, hereby ratifying and confirming our signatures as they may be signed by our said attorney to any and all amendments to the Registration Statement.

      Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities and on the dates indicated.


       Signature                              Title                         Date

 /s/ Michael J. Fitzpatrick         President, Chief Executive      January 31, 2000
 ---------------------------        Officer and Chairman of the
   Michael J. Fitzpatrick           Board of Directors (Principal
                                    Executive Officer)

 /s/ Sanjay Subhedar                Chief Operating Officer and     January 31, 2000
 --------------------               Chief Financial Officer
    Sanjay Subhedar                 (Principal Financial and
                                    Accounting Officer)

/s/ Walter G. Kortschak             Director                        January 31, 2000
------------------------
 Walter G. Kortschak

/s/ David W. Dorman                 Director                        January 31, 2000
--------------------
    David W. Dorman

/s/ Joseph W. Goodman               Director                        January 31, 2000
----------------------
   Joseph W. Goodman

/s/ Donald J. Listwin               Director                        January 31, 2000
----------------------
    Donald J.Listwin



                                  EXHIBIT INDEX
------------------------------------------------------------------------------

EXHIBIT
NUMBER


5.1   Opinion of Wilson Sonsini Goodrich & Rosati, Professional Corporation.

 10.1* Share Purchase Agreement, dated as of May 26, 1999, among the Registrant, Shemiran Holdings Inc., A. Tino Alavie, Robert Maashant, Lundy Technology Co. and ElectroPhotonics Corporation.

 10.2* Registration Rights Agreement, dated as of June 22, 1999, by and between the Registrant and the shareholders of E-TEK.

 23.1   Consent of Independent Accountants.

 23.2   Consent of Wilson Sonsini Goodrich & Rosati, Professional
        Corporation (included in Exhibit 5.1).

 24.1   Power of Attorney. (See page II-4).


* Incorporated by reference to the Registrant's Registration Statement on Form S-1 (No. 333-83857) as filed with the Commission on July 30, 1999.